SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 13, 2014

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 13, 2014, ICG Group, Inc. (“ICG”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 17, 2014, the record date for the Annual Meeting, there were a total of 40,524,434 shares of ICG Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 37,269,594 shares of ICG Common Stock were represented in person or by proxy and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for, cast against and withheld, as applicable, for each such matter, as well as the number of abstentions and broker non-votes with respect to each such matter.

1. ICG’s stockholders re-elected each of Walter W. Buckley, III, Michael J. Hagan and Philip J. Ringo as a Class III director, for a term of three years or until his successor has been elected and qualified. The tabulation of votes on the matter was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Walter W. Buckley, III	33,998,412	678,369	45,646	2,547,167
Michael J. Hagan	34,578,697	98,127	45,603	2,547,167
Philip J. Ringo	34,431,978	244,306	46,143	2,547,167

2. ICG’s stockholders ratified the appointment of KPMG LLP as ICG’s independent registered public accountant for the year ending December 31, 2014. The tabulation of votes on the matter was as follows:

Votes For	Votes Against	Abstentions
36,199,423	696,845	373,326

3. ICG’s stockholders voted in favor of approving, on an advisory basis, the compensation of ICG’s named executive officers, as disclosed in ICG’s proxy statement for the Annual Meeting. The tabulation of votes on the matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
31,614,545	2,623,558	484,324	2,547,167

4. ICG’s stockholders voted in favor of an amendment of ICG’s Certificate of Incorporation, as amended, to change ICG’s name to “Actua Corporation” (such amendment, the “Amendment”). The tabulation of votes on the matter was as follows:

Votes For	Votes Against	Abstentions
36,578,860	222,506	468,228

ICG intends to file the Amendment in connection with its corporate re-branding effort, which it is scheduled to launch in September 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: June 17, 2014	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

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